Exhibit 10(p)

      Form of Non-qualified Stock Option Agreement that Vests 25% per Annum



No. Shares: ____________                             Date of Grant:____________

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                      2004 OMNIBUS STOCK AND INCENTIVE PLAN

                           FOR DENBURY RESOURCES INC.

     A Non-Qualified Stock Option (the "Option") for a total of __________________ Shares (collectively, "Option Shares") of Denbury Resources Inc.(the "Company"), is hereby granted to ___________________________ (the
"Optionee") on __________________ ("Date of Grant") at the Option Price determined in this Option and in all respects subject to the terms, definitions and provisions, of the 2004 Omnibus Stock and Incentive Plan For Denbury Resources Inc. (the "Plan"), which is incorporated herein by reference except to the extent otherwise expressly provided in this Option.

1. Option Price. The Option Price is _____________________ for each Share, which price is the Fair Market Value of a Share on the Date of Grant.

2. Vesting of Option Shares. The Option Shares shall Vest and become Vested Option Shares in accordance with the dates set forth in the following Vesting
Schedule:

          (i) 25% of the Option Shares on the first anniversary of the Date of Grant,

          (ii) 25% of the Option Shares on the second anniversary of the Date of Grant;

          (iii) 25% of the Option Shares on the third anniversary of the Date of Grant; and

          (iv) 25% of the Option Shares on the fourth anniversary of the Date of Grant.

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Without limiting the generality of the forgoing, in the event that, prior to the fourth (4th) anniversary of the Date of Grant, either (i) Optionee incurs a Separation by reason of Optionee's death, or Disability, or (ii) there is a Change in Control, then all of the Option Shares which have not previously become Vested Option Shares shall become Vested Option Shares as of the date of such death, Disability or Change in Control.

3. Exercisability of Option. This Option shall not be exercisable prior to the first date on which Option Shares become Vested Option Shares, and thereafter (and prior to the termination of this Option), this Option shall be exercisable, in whole or in part, with respect to Vested Option Shares.

     (a) Method of Exercise. Without limitation, this Option shall be exercised by a written notice delivered to the Administrator which shall:

          (i) state the election to exercise the Option and the number of Vested Option Shares in respect of which it is being exercised; and

          (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Administrator, of the rights of such person or persons to exercise the Option.

     (b) Payment and Withholding. The Option Price of any Vested Option Shares purchased, and any withholding required by the Company, shall be paid by the Optionee to the Administrator in cash, or by the delivery of Shares held by Optionee for at least 6 months (which period may, in the sole discretion of the Administrator, be increased to the extent the Administrator deems necessary in order to avoid a charge to the Company's earnings), or both; provided, further, that the minimum amount of required withholding may be paid with Vested Option Shares acquired through the exercise of this Option. To the extent Shares are used in payment of the Option Price, or withholding, or both, the value of such Shares shall be their Fair Market Value on the date of delivery to the Administrator.

     (c) Issuance of Shares. No person shall be, or have any of the rights or privileges of, a holder of the Shares subject to this Option unless and until certificates representing such Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

     (d) Surrender of Option. Upon exercise of this Option in part, if requested by the Administrator, the Optionee shall deliver this Option and other written agreements executed by the Company and the Optionee with respect to this Option to the Administrator who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

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4. Term of Option.  Without  limitation,  the unexercised portion of this Option shall automatically terminate at the time of the earliest to occur of the following:

          (i) on the 90th day following Optionee's Separation for any reason except death, Disability or for Cause; or

          (ii) immediately upon Optionee's Separation as a result, in whole or in material part, of a discharge for Cause; or

          (iii) on the first anniversary of a Optionee's Separation by reason of death or Disability;

          (iv) if you are a 10% Person, on the fifth (5th ) anniversary of the Date of Grant; or

          (v) on the tenth (10th) anniversary of the Date of Grant.

5. No Transfers Permitted. The rights under this Option are not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and so long as Optionee lives, only Optionee or his or her guardian or legal representative shall have the right to exercise this Option.

6. No Right To Continued Employment. Neither the Plan nor this Option shall confer upon the Optionee any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way Optionee's right to terminate employment, nor the Company's right to terminate Optionee's employment, at any time.

7. Law Governing. WITHOUT LIMITATION, THIS OPTION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE.

     Dated as of this ____ day of _________________, 2005.

                                              DENBURY RESOURCES INC.


                                              Per:____________________________
                                                  Gareth Roberts, President


                                              Per:____________________________
                                                  Phil Rykhoek, Sr. V.P.,
                                                  C.F.O. and Secretary

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                                 Acknowledgment

     The undersigned hereby acknowledges (i) my receipt of this Option, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Option with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Option and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Option and the Plan.

         Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Option, or both) of the Administrator upon any questions arising under the Plan, or this Option, or both.

     Dated as of this ________ day of ______________, 200__.

                                              ________________________________
                                                      Optionee Name


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